SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2012
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

     References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Corp., a Delaware corporation ("GFNNA"); GFN Manufacturing Corporation, a Delaware corporation ("GFNMC"), and its subsidiary Southern Frac, LLC, a Texas limited liability company; Royal Wolf Holdings Limited (formerly GFN Australasia Holdings Pty Limited), an Australian corporation publicly traded on the Australian Securities Exchange ("RWH"); and its Australian and New Zealand subsidiaries (collectively, "Royal Wolf"); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as "Container King" (collectively, "Pac-Van").

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Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 99.1

i

Item 8.01 Other Events

On October 30, 2012 GFN issued a press release that it intends to release on November 12, 2012 its financial results for the quarter ending September 30, 2012.  The press release also announced that a conference call is scheduled for Monday, November 12, 2012 at 11:30 a.m. EST to discuss these results. The conference call number for U.S. participants is (866) 901-5096, the conference call number for participants outside the U.S. is (706) 643-3717 and the conference ID number for both conference call numbers is 39299087.  A replay of the conference call may be accessed through November 26, 2012 by U.S. callers by calling (800) 585-8367 or by callers outside the U.S. by calling (404) 537-3406; both U.S. callers and callers outside of the U.S. will utilize conference ID number 39299087 to access the replay of the conference call.

A copy of the press release of GFN dated October 30, 2012 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit:

99.1           Press Release of GFN dated October 30, 2012

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: October 30, 2012	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of GFN dated October 30, 2012

3